Exhibit 99.1

                                             BETHLEHEM
                                             Bethlehem Steel Corporation
                                             Corporate Communications Division
                                             Public Affairs Department
                                             1170 Eighth Avenue
                                             Bethlehem, PA 18016-7699
                                             (610) 694-6308 - Phone
                                             (610) 694-1509 - Fax
                                             INTERNET HOMEPAGE ADDRESS
                                             http://www.bethsteel.com


FOR IMMEDIATE RELEASE
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           BETHLEHEM, Pa., May 12, 2003 - Bethlehem Steel Corporation announced today that, on May 7, 2003, it completed the sale of substantially all of its assets to International Steel Group (ISG) for cash, ISG Class B common stock and the assumption of certain liabilities.


           The transaction is expected to provide Bethlehem sufficient cash to satisfy all allowed secured, priority and administrative claims. The ISG Class B common stock received by Bethlehem, with an expected value of $15 million, is available to be distributed to general unsecured creditors, subject to confirmation of a plan of liquidation. No value will be distributed to holders of Bethlehem's common, preferred or preference equity. Bethlehem intends to file a chapter 11 liquidating plan with the U.S. Bankruptcy Court for the Southern

District of New York within 60 days of closing, after the consummation of which its chapter 11 case can be closed.


Media contact:
Bette Kovach
610-694-6308